Exhibit 99.1

Contacts:

Investors:  Judy Hayes, InterMune, Inc., 415-466-2242, ir@intermune.com

Media:  Carolyn Bumgardner Wang, WeissComm Partners, Inc. 415-362-5018, carolyn@weisscomm.net

Investors/Media:  Tricia Haugeto, Array BioPharma, Inc., 303-386-1193, ir@arraybiopharma.com

INTERMUNE AND ARRAY BIOPHARMA EXPAND HEPATITIS C

DRUG DISCOVERY COLLABORATION

Brisbane, Calif. and Boulder, Colo., July 19, 2005 — InterMune, Inc. (Nasdaq: ITMN) and Array BioPharma Inc. (Nasdaq:  ARRY) announced the extension and expansion of their current collaboration to discover and develop novel small molecule inhibitors of the Hepatitis C Virus (HCV) NS3/4 protease.

The program, which began in 2002, has produced several promising candidates that InterMune is advancing toward IND-enabling studies.  In addition to extending the current agreement, the program has been expanded to allow Array and InterMune to enhance their combined discovery efforts. Array will continue to conduct process research and cGMP scale-up of drug candidates to support clinical development.

Under the terms of the agreement, InterMune will fund drug discovery, preclinical and process development at Array.  InterMune maintains responsibility for clinical development and commercialization of the resulting products. Array will be entitled to receive milestone payments based on the selection and progress of clinical drug candidates, as well as royalties on net sales of products derived from the collaboration. In June 2004, Array received a milestone payment from InterMune for creating the first lead compound for this program.  Other terms were not disclosed.

“We are pleased with the progress of our collaboration with Array,” said Dan Welch, Chief Executive Officer and President of InterMune.  “To date, this program has resulted in drug candidates which we believe have the potential to provide superior treatment for HCV patients.  We have expanded the collaboration to accelerate the development of this important class of novel HCV inhibitors.  In addition to our protease inhibitor program, we are advancing our late stage HCV pipeline in PEG-nonresponders and growing our marketed brand, Infergen® (interferon alfacon-1) for the retreatment of chronic HCV.”

“We are excited to be working with InterMune on developing this important new class of therapeutics to treat HCV patients,” said Robert E. Conway, Chief Executive Officer of Array.  “In less than three years, our collaboration with InterMune, combining InterMune’s therapeutic knowledge and Array’s drug discovery expertise, has resulted in several novel therapeutic candidates.”

According to the Centers for Disease Control an estimated 3.9 million Americans have been infected with HCV, of whom 2.7 million are chronically infected, and the prevalence of chronic HCV is increasing. Currently available therapies are insufficient, creating a need for the development of novel therapeutic approaches. Protease inhibitors represent a promising class of drugs for HCV, and the HCV NS3/4 protease is an attractive drug target because of its involvement in viral replication and suppressive effects on host response to viral invasion.

About InterMune

InterMune is a biopharmaceutical company focused on developing and commercializing innovative therapies in hepatology and pulmonology.  In addition to the currently marketed product indicated for the treatment of chronic hepatitis C virus (HCV) infections, three-times-a-week Infergen® (interferon alfacon-1), InterMune has a broad and deep late-stage product portfolio addressing HCV infections, particularly nonresponders, or those patients who do not respond to first-line therapy, and idiopathic pulmonary fibrosis (IPF). Leading the hepatology portfolio is the DIRECT Trial, a Phase III study of daily Infergen plus ribavirin, and a Phase IIb trial of daily Infergen plus Actimmune® (interferon gamma-1b) with and without ribavirin for the treatment of HCV patients who do not respond to first-line therapy. In addition, InterMune has an early stage small molecule program targeted at the HCV protease. The pulmonology portfolio includes pirfenidone and Actimmune. Pirfenidone is being developed for the treatment of IPF. Actimmune is being evaluated in the INSPIRE Trial, a Phase III study in patients with IPF. For additional information about InterMune and its development pipeline, please visit www.intermune.com.

About Array BioPharma

Array BioPharma Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of targeted small molecule drugs to treat life threatening and debilitating diseases.  Our proprietary drug development pipeline is focused on the treatment of cancer and inflammatory disease and includes clinical candidates that are designed to regulate therapeutically important targets.  In addition, leading pharmaceutical and biotechnology companies access Array’s drug discovery technologies and expertise through collaborations to design, create, optimize and evaluate drug candidates across a broad range of therapeutic areas. For more information on Array, please go to www.arraybiopharma.com.

InterMune’s Forward-Looking Statement

Except for the historical information contained herein, this press release contains certain forward-looking statements that involve risks and uncertainties, including without limitation the statements related to anticipated future financial results and product development. All forward- looking statements and other information included in this press release are based on information available to InterMune as of the date hereof, and InterMune assumes no obligation to update any such forward-looking statements or information. InterMune’s actual results could differ materially from those described in InterMune’s forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in detail under the heading “Risk Factors” in InterMune’s Form 10-Q filed with the SEC on May 10, 2005 and other periodic reports filed with the SEC, including the following: (i) the risk that if physicians do not prescribe Actimmune for the treatment of IPF, an indication for which Actimmune has not been approved by the FDA, or if patient referral rates continue to decline, InterMune’s revenues will decline; (ii) risks related to regulation by the FDA and other agencies with respect to InterMune’s communications with physicians concerning Actimmune for the treatment of IPF; (iii) risks related to potential increases in Infergen sales; (iv) reimbursement risks associated with third-party payors; (v) risks related to whether InterMune is able to obtain, maintain and enforce patents and other intellectual property; (vi) risks related to significant regulatory, supply and competitive barriers to entry; (vii) risks related to the uncertain, lengthy and expensive clinical development and regulatory process, including having no unexpected safety, toxicology, clinical or other issues; (viii) risks related to achieving positive clinical trial results; (ix) risks related to timely patient enrollment and retention in clinical trials. The risks and other factors discussed above should be considered only in connection with the fully discussed risks and other factors discussed in detail in the 10-Q report and InterMune’s other periodic reports filed with the SEC.

Array BioPharma’s Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties, including those discussed in our annual report filed on form 10-K for the year ended June 30, 2004, and in other reports filed by Array with the Securities and Exchange Commission. Because these statements reflect our current expectations concerning future events, our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to our ability to achieve and maintain profitability, the extent to which the pharmaceutical and biotechnology industries are willing to in-license drug candidates for their product pipelines and to collaborate with and fund third parties for their drug discovery activities, our ability to out-license our proprietary candidates on favorable terms, our ability to continue to fund and successfully progress internal research efforts and to create effective, commercially viable drugs, risks associated with our dependence on our collaborators for the clinical development and commercialization of our out-licensed drug candidates, the ability of our collaborators and of Array to meet drug objectives, including clinical trials, tied to milestones and royalties, and our ability to attract and retain experienced scientists and management. We are providing this information as of July 19, 2005. We undertake no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

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